Exhibit 10.1

GRANT AWARD AGREEMENT AND NOTICE

NON-EMPLOYEE DIRECTOR

INITIAL RESTRICTED STOCK UNIT GRANT

                         , 200

Under Armour, Inc. (the “Company”) has granted to you, the Grantee identified below, as a Non-Employee Director of the Company, an Initial Restricted Stock Unit grant. Your Initial Restricted Stock Unit grant has been made pursuant to the terms of the Under Armour, Inc. 2006 Non-Employee Director Compensation Plan (the “Plan”) and the Under Armour, Inc. 2005 Omnibus Long-Term Incentive Plan (the “Incentive Plan”). The Plan, Incentive Plan and the Under Armour, Inc. 2006 Non-Employee Director Deferred Stock Unit Plan (“Deferral Plan”), along with this Notice, set forth the terms and conditions of this grant. The Plan, Incentive Plan and Deferral Plan are incorporated herein by reference. Acceptance of this grant by you constitutes your acknowledgment that you have received and read copies of the Plan, the Incentive Plan and the Deferral Plan, and your acceptance of all terms and conditions of such plans. Capitalized terms used in this Notice shall have the respective meanings given to such terms in the Plan, unless otherwise defined in this Notice.

Grantee Name:	_______________________________________________________________

Grant Date:	, 200

Number of Restricted Stock Units Granted:	_____________

Vesting:	1/3 on , 200 1/3 on , 200 1/3 on , 200

Subject to accelerated vesting in accordance with the terms of the Plan and the Incentive Plan, as applicable.

Initial Restricted Stock Units shall be settled in the form of Deferred Stock Units, in accordance with the terms of the Plan and Deferral Plan. By accepting this grant of Initial Restricted Stock Units, you agree to such deferral and agree to be bound by the terms of the Deferral Plan.

Under Armour, Inc.

By:

Title: